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Exchange Traded Notes

Ticker	Name	Closing Indicative Value (As of July 12, 2016)	Annual Investor Fee [1]	Factsheet	Prospectus	Pricing Supplement Addendum
AMJL	X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETN	$28.54	0.85%	Factsheet	Prospectus	N/A
CSCR	X-Links Commodity Rotation ETN	$14.16	0.85%	Factsheet	Prospectus	N/A
CSLS	X-Links Long/Short Equity ETN	$26.10	0.45%	Factsheet	Prospectus	Pricing Supplement Addendum
GLDI	X-Links Gold Shares Covered Call ETN	$10.71	0.65%	Factsheet	Prospectus	N/A
MLPN	X-Links Cushing® MLP Infrastructure ETN	$21.75	0.85%	Factsheet	Prospectus	Pricing Supplement Addendum
MLTI	X-Links Multi-Asset High Income ETN	$27.51	0.84%	Factsheet	Prospectus	N/A
OIIL	X-Links WTI Crude Oil Index ETN	$32.63	0.55%	Factsheet	Prospectus	N/A
REML	X-Links Monthly Pay 2xLeveraged Mortgage REIT ETN	$25.00	0.50%	Factsheet	Prospectus	N/A
SLVO	X-Links Silver Shares Covered Call ETN	$10.67	0.65%	Factsheet	Prospectus	N/A

1. In addition to the Annual Investor Fee, the ETNs include a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETNs may also include fees or charges in connection with leverage and stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs may materially increase the costs of investing in the ETNs. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the applicable pricing supplement for disclosure of fees or charges relating to the particular ETNs. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETNs.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > AMJL

AMJL: X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "AMJL". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The Alerian MLP Index (the "Index") measures the composite performance of leading energy Master Limited Partnerships ("Index Constituents") that represent approximately 85% of the total energy MLP float-adjusted market capitalization. Alerian, the Index Sponsor, selects the Index Constituents. The Index is calculated using a float-adjusted, capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The Index was launched on June 1, 2006 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

AMJL Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement

Overview | Performance | Index Components | Coupon History

ETN Profile	
CUSIP:	22539T290
Primary Exchange:	NYSE Arca
Inception Date:	May 17, 2016
Maturity Date:	May 16, 2036
Tracking Rate[1]:	0.85% per annum, accrued on a daily basis
Financing Rate[1]:	3-Month LIBOR + 0.80% per annum, accrued on a daily basis
Current Yield:	"Coupon History" Tab
Underlying Index:	Alerian MLP Index (price return)
Index Ticker:	AMZ

1. In addition to the Accrued Tracking Fee (based on the Tracking Rate) and Accrued Financing Charge (based on the Financing Rate), if your ETNs are redeemed directly with Credit Suisse, you will be charged a Redemption Fee. Please see the pricing supplement for disclosure of fees and charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN in the secondary market.

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AMJL: X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "AMJL". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The Alerian MLP Index (the "Index") measures the composite performance of leading energy Master Limited Partnerships ("Index Constituents") that represent approximately 85% of the total energy MLP float-adjusted market capitalization. Alerian, the Index Sponsor, selects the Index Constituents. The Index is calculated using a float-adjusted, capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The Index was launched on June 1, 2006 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

AMJL Related Information

Factsheet
Prospectus (including applicable Pricing Supplement

Overview | Performance | Index Components | Coupon History

X-Links Monthly Performance Update

Data (as of July 12, 2016)

Closing Indicative Value:	$28.54	Market Cap:	$27,430,000
Closing Traded Price:	$27.43	ETNs Outstanding:	1,000,000

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
AMJLIV (ETN Indicative Value)*	8.95%	N/A	N/A	N/A	N/A	14.16%
AMZ: Alerian MLP Index (Price Return)	4.61%	16.46%	27.61%	11.88%	-19.01%	7.17%
AMZX: Alerian MLP Index (Total Return)	4.61%	18.73%	33.38%	16.93%	-12.21%	7.20%

Historical performance data is not indicative of future performance of the Alerian MLP Index (Price Return) or the Alerian MLP Index (Total Return). The ETN includes a 0.85% per annum Tracking Rate, accrued on a daily basis and a 3-Month LIBOR + 0.80% per annum Financing Rate, accrued on a daily basis. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (AMZ):

Performance Periods: 1 Year

Alerian MLP Index (Price Return)


400
350
300
250
200
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Alerian MLP Index (Price Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (AMZX):

Performance Periods: 6 Months

Alerian MLP Index (Total Return)


1300
1200
1100
1000
900
800
Closing Level
01 Feb 2016
01 Mar 2016
01 Apr 2016
01 May 2016
01 Jun 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Alerian MLP Index (Total Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (AMJLIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETN Indicative Value


Closing Level
28
27
26
25
24
23 May 2016
30 May 2016
06 Jun 2016
13 Jun 2016
20 Jun 2016
27 Jun 2016
04 Jul 2016
11 Jul 201
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > AMJL

AMJL: X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "AMJL". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The Alerian MLP Index (the "Index") measures the composite performance of leading energy Master Limited Partnerships ("Index Constituents") that represent approximately 85% of the total energy MLP float-adjusted market capitalization. Alerian, the Index Sponsor, selects the Index Constituents. The Index is calculated using a float-adjusted, capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The Index was launched on June 1, 2006 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

AMJL Related Information

Factsheet
Prospectus (including applicable Pricing Supplement

Overview | Performance | Index Components | Coupon History

Index Components

Name	Ticker	Weight* ▲
Global Partners LP	GLP	0.19%
Terra Nitrogen Co LP	TNH	0.25%
Archrock Partners LP	APLP	0.26%
Dominion Midstream Partners LP	DM	0.27%
Teekay LNG Partners LP	TGP	0.32%
Martin Midstream Partners LP	MMLP	0.35%
Alliance Resource Partners	ARLP	0.35%
Summit Midstream Partners L.P.	SMLP	0.41%
Golar LNG Partners LP	GMLP	0.41%
Columbia Pipeline Partners LP	CPPL	0.42%
Crestwood Equity Partners LP	CEQP	0.52%
Valero Energy Partners LP	VLP	0.53%
Enable Midstream Partners LP	ENBL	0.55%
Holly Energy Partners LP	HEP	0.65%
Ferrellgas Partners LP	FGP	0.66%
Cheniere Energy Partners LP	CQP	0.71%
Sunoco LP	SUN	0.78%
Tallgrass Energy Partners LP	TEP	0.93%
NGL Energy Partners LP	NGL	0.96%
Antero Midstream Partners LP	AM	0.98%
Suburban Propane Partners LP	SPH	1.06%

Phillips 66 Partners LP	PSXP	1.07%
Boardwalk Pipeline Partners	BWP	1.14%
EnLink Midstream Partners LP	ENLK	1.30%
TC Pipelines LP	TCP	1.44%
Shell Midstream Partners LP	SHLX	1.53%
Tesoro Logistics LP	TLLP	1.58%
DCP Midstream Partners LP	DPM	1.63%
Spectra Energy Partners LP	SEP	1.65%
NuStar Energy LP	NS	1.68%
AmeriGas Partners LP	APU	1.69%
Genesis Energy LP	GEL	1.91%
Western Gas Partners LP	WES	2.05%
EQT Midstream Partners LP	EQM	2.34%
Enbridge Energy Partners LP	EEP	2.62%
Sunoco Logistics Partners LP	SXL	3.29%
ONEOK Partners LP	OKS	3.32%
MPLX LP	MPLX	4.40%
Williams Partners LP	WPZ	4.51%
Buckeye Partners LP	BPL	4.78%
Plains All American Pipeline LP	PAA	5.47%
Magellan Midstream Partners	MMP	9.04%
Energy Transfer Partners LP	ETP	9.54%
Enterprise Product Partners LP	EPD	20.48%

* Weights are as of June 30, 2016.

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Home > AMJL

AMJL: X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "AMJL". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The Alerian MLP Index (the "Index") measures the composite performance of leading energy Master Limited Partnerships ("Index Constituents") that represent approximately 85% of the total energy MLP float-adjusted market capitalization. Alerian, the Index Sponsor, selects the Index Constituents. The Index is calculated using a float-adjusted, capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The Index was launched on June 1, 2006 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

AMJL Related Information

Factsheet
Prospectus (including applicable Pricing Supplement

Overview | Performance | Index Components | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 0.14%

Ex Date	Record Date	Payment Date	Coupon
July 12, 2016	July 14, 2016	July 22, 2016	$0.0100
June 09, 2016	June 13, 2016	June 21, 2016	$0.0000

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the sum of the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon may vary significantly from month to month. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). Accordingly, the ETN's current yield will change over time. For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

REML: X-Links™ Monthly Pay 2xLeveraged Mortgage REIT ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (the "ETNs" or "REML"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] REML launched on July 12, 2016.
[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

AMJL: X-Links™ Monthly Pay 2xLeveraged Alerian MLP Index ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (the "ETNs" or "AMJL"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated using a float-adjusted market capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] AMJL launched on May 17, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLPN: X-Links™ Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the "ETNs" or "MLPN"), which are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

GLDI: X-Links™ Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

SLVO: X-Links™ Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLTI: X-Links™ Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the "ETNs" or "MLTI"), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

Selected Investment Considerations

- An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled "Risk Factors" in the applicable pricing supplement.
- The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
- You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
- Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse's ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
- The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
- The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
- We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
- Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

REML: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=REML

AMJL: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=AMJL

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | **Website:** www.credit-suisse.com/etn

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

Factsheet
Prospectus including Pricing Supplement 6/17/16

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D456
Primary Exchange:	NYSE Arca
Inception Date:	June 11, 2013
Maturity Date:	June 15, 2033
Investor Fee Factor[1]:	0.85%
Underlying Index:	Credit Suisse Commodity Backwardation Total Return Index
Index Ticker:	CSCUBKTR

1. In addition to the Investor Fee Factor, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

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Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

Factsheet
Prospectus including Pricing Supplement 6/17/16

Overview | Performance | Index Components

X-Links Monthly Performance Update

Data (as of July 12, 2016)

Closing Indicative Value:	$14.16	Market Cap:	$1,096,680
Closing Traded Price:	$14.06	ETNs Outstanding:	78,000

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSCRIV (ETN Indicative Value)*	1.65%	6.63%	15.50%	9.18%	-3.67%	-29.20%
CSCUBKTR	1.72%	6.89%	16.00%	9.66%	-2.85%	-27.32%

Historical performance data is not indicative of future performance of the Credit Suisse Commodity Backwardation Total Return Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (CSCUBKTR):

Performance Periods: 1 Year

Performance of the Credit Suisse Commodity Backwardation Total Return Index


13500
13000
12500
12000
11500
11000
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse Commodity Backwardation Total Return Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (CSCRIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Commodity Rotation ETN Indicative Value


15
15
14
14
13
13
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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Home > CSCR

CSCR: X-Links Commodity Rotation ETN

The Credit Suisse X-Links Commodity Rotation ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the Credit Suisse Commodity Backwardation Total Return Index. The Index is a long-only commodity index that follows a rules-based strategy to select eight components based on the price of the commodity futures contracts of various terms. The ETNs are listed on NYSE Arca under the ticker symbol "CSCR". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in them.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSCR Related Information

Factsheet

Prospectus including Pricing Supplement 6/17/16

Overview Performance Index Components

Index Components

Name	Ticker	Weight*
Cocoa (ICE)	CC	12.01%
RBOB Gasoline	XB	12.12%
Cotton	CT	12.16%
Lean Hogs	LH	12.24%
Lead Standard	LL	12.73%
Copper Grade A.	LP	12.84%
Zinc High Grade	LX	12.91%
Soybeans	S	12.93%

* Weights are as of June 30, 2016.

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Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticker symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components

ETN Profile	
CUSIP:	22542D878
Primary Exchange:	NYSE Arca
Inception Date:	February 19, 2010
Maturity Date:	February 19, 2020
Annual Investor Fee[1]:	0.45%
Index Fee:	0.50%
Underlying Index:	Credit Suisse Long/Short Liquid Index (Net)
Index Ticker:	CSLABLN

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes fees or charges in connection with stock borrow activities, as well as transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be calculated formulaically and will increase the cost of investing in the ETN. Such increase in cost may be significant. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticker symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | **Performance** | Index Components

X-Links Monthly Performance Update

Data (as of July 12, 2016)			
Closing Indicative Value:	$26.10	Market Cap:	$23,571,649
Closing Traded Price:	$26.18	ETNs Outstanding:	900,372

Performance (as of July 12, 2016)	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
CSLSIV (ETN Indicative Value)*	0.07%	-1.28%	-3.20%	-4.33%	-0.75%	N/A
CSLABLN	0.09%	-1.18%	-2.99%	-4.11%	-0.30%	N/A

Historical performance data is not indicative of future performance of the Credit Suisse Long/Short Liquid Index (Net) or of what the value of the ETNs may be. The Index includes 0.50% p.a. index calculation fee. The ETN includes 0.45% p.a. investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (CSLABLN):

Performance Periods: 1 Year

Performance of the Credit Suisse Long/Short Liquid Index (Net)


1400
1380
1360
1340
1320
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the CS L/S Liquid Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. The Index includes 0.5% p.a. of index calculation fee. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (CSLSIV):

Performance Periods: 1 Year ▼

Performance of the Credit Suisse X-Links Long/Short Equity ETN Indicative Value


28
27
27
26
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > CSLS

CSLS: X-Links Long/Short Equity ETN

The Credit Suisse X-Links Long/Short Equity ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse Long/Short Liquid Index (Net) (the "Index"). The Index seeks to correlate to the historical performance of the Credit Suisse Long/Short Equity Hedge Fund Index (the "Target Index") and is designed to provide exposure to a long/short equity strategy as represented by long and short positions in various market measures. The ETNs are listed on NYSE Arca under the ticker symbol "CSLS". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CSLS Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)
Pricing Supplement Addendum

Overview Performance Index Components

Index Components

Name	Ticker	Weight*
S&P 500 Index	.SPX	-126.93%
Industrial Select Sector Index	.IXI2	-4.32%
Russell 2000 Index	.RUT	12.34%
MSCI EAFE TR Index	.MIEA00000PUS	49.30%
NASDAQ 100 Index	.NDX	72.95%
Cash Component	USD=	96.66%

* Weights are as of June 30, 2016.

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Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Silver Shares Covered Call ETNs (NASDAQ ticker symbol "SLVO") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

GLDI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Coupon History

ETN Profile	
CUSIP:	22542D480
Primary Exchange:	NASDAQ
Inception Date:	January 28, 2013
Maturity Date:	February 02, 2033
Annual Investor Fee[1]:	0.65%
Current Yield:	"Coupon History" Tab
Underlying Index:	Credit Suisse NASDAQ Gold FLOWS™ 103 Index
Index Ticker:	QGLDI

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes transaction costs in connection with implementing the Index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > GLDI

GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Silver Shares Covered Call ETNs (NASDAQ ticker symbol "SLVO") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

GLDI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Coupon History

X-Links Monthly Performance Update

Data (as of July 12, 2016)

Closing Indicative Value:	$10.71	Market Cap:	$46,213,831
Closing Traded Price:	$10.81	ETNs Outstanding:	4,275,100

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
GLDIIV (ETN Indicative Value)*	0.49%	-0.10%	1.64%	4.11%	-6.73%	-46.45%
QGLDI: Credit Suisse NASDAQ Gold FLOWS™ 103 Index	-1.09%	-0.42%	1.04%	2.77%	-7.65%	-46.13%

Historical performance data is not indicative of future performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
Historical performance data reflects the price return only and does not include distributions of GLDI nor the distributions of its underlying index, QGLDI.
* The "Indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (QGLDI):

Performance Periods: 1 Year

Performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index


Closing Level
3800
3750
3700
3650
3600
3550
3500
3450
3400
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse NASDAQ Gold FLOWS™ 103 Index from October 15, 2012 to the present. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (GLDIIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Gold Shares Covered Call ETN Indicative Value


Closing Level
11
11
11
11
11
10
10
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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GLDI: X-Links Gold Shares Covered Call ETN

The Credit Suisse X-Links Gold Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP) (the "GLD shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. We have listed the ETNs on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "GLDI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on GLD shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Silver Shares Covered Call ETNs (NASDAQ ticker symbol "SLVO") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

GLDI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 18.04%

Ex Date	Record Date	Payment Date	Coupon
July 18, 2016	July 20, 2016	July 25, 2016	$0.1759
June 20, 2016	June 22, 2016	June 27, 2016	$0.1176
May 18, 2016	May 20, 2016	May 25, 2016	$0.1894
April 18, 2016	April 20, 2016	April 25, 2016	$0.1236
March 18, 2016	March 22, 2016	March 25, 2016	$0.2284
February 18, 2016	February 22, 2016	February 25, 2016	$0.1673
January 15, 2016	January 20, 2016	January 25, 2016	$0.0769
December 18, 2015	December 22, 2015	December 28, 2015	$0.0578
November 18, 2015	November 20, 2015	November 25, 2015	$0.1247
October 19, 2015	October 21, 2015	October 26, 2015	$0.0604
September 18, 2015	September 22, 2015	September 25, 2015	$0.1021
August 18, 2015	August 20, 2015	August 25, 2015	$0.0469
July 20, 2015	July 22, 2015	July 27, 2015	$0.0764
June 18, 2015	June 22, 2015	June 25, 2015	$0.0882
May 18, 2015	May 20, 2015	May 26, 2015	$0.0328
April 20, 2015	April 22, 2015	April 27, 2015	$0.0641
March 18, 2015	March 20, 2015	March 25, 2015	$0.0801
February 18, 2015	February 20, 2015	February 25, 2015	$0.1552
January 16, 2015	January 21, 2015	January 26, 2015	$0.1442

December 18, 2014	December 22, 2014	December 29, 2014	$0.2317
November 18, 2014	November 20, 2014	November 25, 2014	$0.1464
October 20, 2014	October 22, 2014	October 27, 2014	$0.0476
September 18, 2014	September 22, 2014	September 25, 2014	$0.1389
August 18, 2014	August 20, 2014	August 26, 2014	$0.0774
July 18, 2014	July 22, 2014	July 25, 2014	$0.0722
June 18, 2014	June 20, 2014	June 25, 2014	$0.0491
May 19, 2014	May 21, 2014	May 27, 2014	$0.0939
April 17, 2014	April 22, 2014	April 25, 2014	$0.1764
March 18, 2014	March 20, 2014	March 25, 2014	$0.2008
February 19, 2014	February 21, 2014	February 26, 2014	$0.1086
January 17, 2014	January 22, 2014	January 27, 2014	$0.1355
December 18, 2013	December 20, 2013	December 27, 2013	$0.1167
November 18, 2013	November 20, 2013	November 25, 2013	$0.1269
October 18, 2013	October 22, 2013	October 25, 2013	$0.0829
September 18, 2013	September 20, 2013	September 25, 2013	$0.2090
August 19, 2013	August 21, 2013	August 27, 2013	$0.3479
July 18, 2013	July 22, 2013	July 25, 2013	$0.1717
June 18, 2013	June 20, 2013	June 25, 2013	$0.1340
May 20, 2013	May 22, 2013	May 28, 2013	$0.0572
April 18, 2013	April 22, 2013	April 25, 2013	$0.1319
March 18, 2013	March 20, 2013	March 25, 2013	$0.0724
February 15, 2013	February 20, 2013	February 25, 2013	$0.1146

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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CREDIT SUISSE

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

REML: X-Links™ Monthly Pay 2xLeveraged Mortgage REIT ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (the "ETNs" or "REML"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] REML launched on July 12, 2016.
[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

AMJL: X-Links™ Monthly Pay 2xLeveraged Alerian MLP Index ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (the "ETNs" or "AMJL"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated using a float-adjusted market capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] AMJL launched on May 17, 2016.
[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLPN: X-Links™ Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the "ETNs" or "MLPN"), which are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

GLDI: X-Links™ Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

SLVO: X-Links™ Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLTI: X-Links™ Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the "ETNs" or "MLTI"), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

Selected Investment Considerations

- An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled "Risk Factors" in the applicable pricing supplement.
- The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
- You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
- Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse's ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
- The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
- The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
- We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
- Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

REML: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=REML

AMJL: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=AMJL

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | **Website:** www.credit-suisse.com/etn

CREDIT SUISSE X-Links Exchange Traded Notes

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MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

ETN Profile	
CUSIP:	22542D852
Primary Exchange:	NYSE Arca
Inception Date:	April 13, 2010
Maturity Date:	April 20, 2020
Annual Investor Fee[1]:	0.85%
Current Yield:	"Coupon History" Tab
Underlying Index:	Cushing® 30 MLP Index
Index Ticker:	MLPX

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)
Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

X-Links Monthly Performance Update

Data (as of July 12, 2016)

Closing Indicative Value:	$21.75	Market Cap:	$502,163,783
Closing Traded Price:	$21.65	ETNs Outstanding:	23,194,632

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
MLPNIV (ETN Indicative Value)*	6.13%	24.66%	35.38%	16.78%	-23.48%	N/A
MLPX: Cushing® 30 MLP Index	6.11%	24.76%	35.38%	16.78%	-23.58%	8.70%

Historical performance data is not indicative of future performance of the Cushing® 30 MLP Index or of what the value of the ETNs may be. The ETN includes 0.85% p.a. investor fee. Historical performance data reflects the price return only and does not include distributions of MLPN nor the distributions of the components of its underlying index, MLPX. In addition, the performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (MLPX):

Performance Periods: 1 Year

Performance of the Cushing® 30 MLP Index


Closing Level
400
350
300
250
200
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Cushing® 30 MLP Index for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (MLPNIV):

Performance Periods: 1 Year ▼

Performance of the Credit Suisse X-Links Cushing® MLP Infrastructure ETN Indicative Value


Closing Level
28
26
24
22
20
18
16
14
12
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)
Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

Index Components

Name	Ticker	Weight*
Energy Transfer Partners LP	ETP UN	3.15%
Sunoco LP	SUN UN	3.18%
Columbia Pipeline Partners LP	CPPL UN	3.20%
EnLink Midstream Partners LP	ENLK UN	3.22%
Tallgrass Energy Partners LP	TEP UN	3.22%
Buckeye Partners LP	BPL UN	3.25%
Plains GP Holdings LP	PAGP UN	3.25%
Shell Midstream Partners LP	SHLX UN	3.26%
Magellan Midstream Partners	MMP UN	3.26%
Plains All American Pipeline LP	PAA UN	3.28%
Genesis Energy LP	GEL UN	3.29%
MPLX LP	MPLX UN	3.31%
Dominion Midstream Partners LP	DM UN	3.32%
ONEOK Inc	OKE UN	3.33%
Phillips 66 Partners LP	PSXP UN	3.33%
Valero Energy Partners LP	VLP UN	3.36%
Enbridge Energy Partners LP	EEP UN	3.37%
Enterprise Product Partners LP	EPD UN	3.37%
Sunoco Logistics Partners LP	SXL UN	3.37%
ONEOK Partners LP	OKS UN	3.37%
Summit Midstream Partners L.P.	SMLP UN	3.38%
Western Refining Logistics LP	WNRL UN	3.39%
Tesoro Logistics LP	TLLP UN	3.39%
Williams Partners LP	WPZ UN	3.40%
Antero Midstream Partners LP	AM UN	3.41%

AmeriGas Partners LP	APU UN	3.41%
Western Gas Partners LP	WES UN	3.43%
Rice Midstream Partners LP	RMP UN	3.46%
EQT Midstream Partners LP	EQM UN	3.49%
Energy Transfer Equity LP	ETE UN	3.53%

* Weights are as of June 30, 2016.

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Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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MLPN: X-Links Cushing® MLP Infrastructure ETN

The Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs are designed to provide investors with exposure to the Cushing® 30 MLP Index and may pay a variable quarterly coupon linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the applicable fees. The ETNs are listed on NYSE Arca under the ticker symbol "MLPN". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

MLPN Related Information

- Factsheet
- Prospectus (including applicable Pricing Supplement)
- Pricing Supplement Addendum

Overview | Performance | Index Components | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 7.22%

Ex Date	Record Date	Payment Date	Coupon
May 25, 2016	May 27, 2016	June 07, 2016	$0.3925
February 25, 2016	February 29, 2016	March 08, 2016	$0.4294
November 25, 2015	November 30, 2015	December 08, 2015	$0.3961
August 26, 2015	August 28, 2015	September 08, 2015	$0.3832
May 27, 2015	May 29, 2015	June 08, 2015	$0.3591
February 26, 2015	March 02, 2015	March 10, 2015	$0.3488
November 26, 2014	December 01, 2014	December 09, 2014	$0.3560
August 26, 2014	August 28, 2014	September 08, 2014	$0.3476
May 27, 2014	May 29, 2014	June 06, 2014	$0.3426
February 27, 2014	March 03, 2014	March 11, 2014	$0.3265
November 26, 2013	November 29, 2013	December 09, 2013	$0.3308
August 26, 2013	August 28, 2013	September 06, 2013	$0.3225
May 24, 2013	May 29, 2013	June 06, 2013	$0.3636
February 27, 2013	March 01, 2013	March 11, 2013	$0.3447
November 27, 2012	November 29, 2012	December 07, 2012	$0.3342
August 24, 2012	August 28, 2012	September 06, 2012	$0.3271
May 24, 2012	May 29, 2012	June 06, 2012	$0.3613
February 27, 2012	February 29, 2012	March 08, 2012	$0.3326
November 25, 2011	November 29, 2011	December 07, 2011	$0.3347
August 24, 2011	August 26, 2011	September 06, 2011	$0.3197
May 25, 2011	May 27, 2011	June 07, 2011	$0.3228
February 25, 2011	March 01, 2011	March 09, 2011	$0.2946
November 24, 2010	November 29, 2010	December 07, 2010	$0.2993
August 25, 2010	August 27, 2010	September 07, 2010	$0.2900

May 26, 2010	May 28, 2010	June 08, 2010	$0.3192

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the most recent coupon shown above, multiplied by four (to annualize such coupon), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the most recent coupon, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable quarterly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon may vary significantly from quarter to quarter. Accordingly, the ETN's current yield will change over time. For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

CREDIT SUISSE

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

REML: X-Links™ Monthly Pay 2xLeveraged Mortgage REIT ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (the "ETNs" or "REML"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] REML launched on July 12, 2016.
[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

AMJL: X-Links™ Monthly Pay 2xLeveraged Alerian MLP Index ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (the "ETNs" or "AMJL"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated using a float-adjusted market capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] AMJL launched on May 17, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLPN: X-Links™ Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the "ETNs" or "MLPN"), which are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

GLDI: X-Links™ Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

SLVO: X-Links™ Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLTI: X-Links™ Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the "ETNs" or "MLTI"), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

Selected Investment Considerations

- An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled "Risk Factors" in the applicable pricing supplement.
- The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
- You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
- Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse's ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
- The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
- The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
- We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
- Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

REML: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=REML

AMJL: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=AMJL

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | **Website:** www.credit-suisse.com/etn

CREDIT SUISSE X-Links Exchange Traded Notes Contact Us

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

ETN Profile	
CUSIP:	22539T399
Primary Exchange:	NYSE Arca
Inception Date:	September 29, 2015
Maturity Date:	September 28, 2035
Annualized Tracking Fee Rate[1]:	0.84%, accrued on a daily basis
Current Yield:	"Coupon History" Tab
Underlying Index:	NYSE Multi-Asset High Income Index
Index Ticker:	NYMLTI

1. In addition to the Accrued Tracking Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN.

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Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

X-Links Monthly Performance Update

Data (as of July 12, 2016)

Closing Indicative Value:	$27.51	Market Cap:	$6,728,450
Closing Traded Price:	$26.91	ETNs Outstanding:	250,000

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
MLTIIV (ETN Indicative Value)*	3.01%	4.74%	13.51%	8.30%	N/A	10.04%
NYMLTI: NYSE Multi-Asset High Income Index (Price Return)	2.94%	4.66%	13.19%	9.50%	0.08%	9.77%
NYMLTIG: NYSE Multi-Asset High Income Index (Gross Total Return)	4.06%	6.67%	17.56%	13.73%	8.02%	16.54%

Historical performance data is not indicative of future performance of the NYSE Multi-Asset High Income Index (Price Return) or the NYSE Multi-Asset High Income Index (Gross Total Return). The ETN includes a 0.84% Annualized Tracking Fee Rate, accrued on a daily basis. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (NYMLTI):

Performance Periods: 6 Months

Performance of the NYSE Multi-Asset High Income Index (Price Return)


940
920
900
880
840
820
800
780
Closing Level
01 Feb 2016
01 Mar 2016
01 Apr 2016
01 May 2016
01 Jun 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the NYSE Multi-Asset High Income Index (Price Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (NYMLTIG):

Performance Periods: 6 Months ▼

Performance of the NYSE Multi-Asset High Income Index (Gross Total Return)

The above chart sets forth the actual historical performance of the NYSE Multi-Asset High Income Index (Gross Total Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (MLTIIV):

Performance Periods: 6 Months ▼

Performance of the Credit Suisse X-Links Multi-Asset High Income ETN Indicative Value


27
26
25
24
23
Closing Level
01 Feb 2016
01 Mar 2016
01 Apr 2016
01 May 2016
01 Jun 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

Print

Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

Target Weightings

Sector	Sector Target Weighting
Business Development Companies	15.0%
High Yield Bonds	15.0%
Mortgage REITs	15.0%
Emerging Markets Bonds	12.5%
Preferred Stock / Convertible Bonds	12.5%
International Equities	10.0%
REITs	10.0%
U.S.-listed Equities	10.0%

The target weightings are as of September 23, 2015.

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Accessibility

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

Index Components

Name	Ticker	Sector	Weight* ▲
ProAssurance Corp	PRA	Equities	0.01%
Glacier Bancorp Inc	GBCI	Equities	0.01%
Nextera Energy Partners LP	NEP	Equities	0.01%
Hawaiian Electric Industries Inc	HE	Equities	0.01%
RLI Corp	RLI	Equities	0.02%
Valley National Bancorp	VLY	Equities	0.02%
Domtar Corp	UFS	Equities	0.03%
Umpqua Holdings Corp	UMPQ	Equities	0.03%
Pitney Bowes Inc	PBI	Equities	0.04%
Old Republic International Corp	ORI	Equities	0.04%
MELCO CROWN ENTERTAINMENT	MPEL	Equities	0.04%
Tupperware Brands Corp	TUP	Equities	0.04%
Bluerock Residential Growth REIT Inc	BRG	REITs	0.04%
Navient Corp	NAVI	Equities	0.04%
PacWest Bancorp	PACW	Equities	0.05%
PBF Energy Inc	PBF	Equities	0.05%
Cypress Semiconductor Corp	CY	Equities	0.05%
Six Flags Entertainment Corp	SIX	Equities	0.05%
GLADSTONE COMMERCIAL CORP	GOOD	REITs	0.06%
Whitestone REIT	WSR	REITs	0.06%
AES Corp/VA	AES	Equities	0.07%
Peoples United Financial Inc	PBCT	Equities	0.07%
Independence Realty Trust Inc	IRT	REITs	0.08%
WestRock Co	WRK	Equities	0.08%

City Office REIT Inc	CIO	REITs	0.09%
GameStop Corp	GME	Equities	0.09%
CenterPoint Energy Inc	CNP	Equities	0.10%
Ashford Hospitality Trust Inc	AHT	REITs	0.11%
Investors Real Estate Trust	IRET	REITs	0.12%
CF Industries Holdings Inc	CF	Equities	0.12%
PACCAR Inc	PCAR	Equities	0.13%
H & R Block Inc	HRB	Equities	0.14%
Entergy Corp	ETR	Equities	0.14%
AG Mortgage Investment Trust Inc	MITT	mREITs	0.14%
Ensco PLC	ESV	Equities	0.14%
NEW SR INVESTMENT GROUP	SNR	REITs	0.14%
Mattel Inc	MAT	Equities	0.15%
GLOBAL NET LEASE ORD SHS	GNL	REITs	0.15%
Resource Capital Corp	RSO	mREITs	0.15%
Anworth Mortgage Asset Corp	ANH	mREITs	0.15%
Orchid Island Capital Inc	ORC	mREITs	0.15%
Helmerich & Payne Inc	HP	Equities	0.16%
Murphy Oil Corp	MUR	Equities	0.16%
Best Buy Co Inc	BBY	Equities	0.16%
PPL Corp	PPL	Equities	0.17%
International Paper Co	IP	Equities	0.17%
Mosaic Co	MOS	Equities	0.17%
HP Inc	HPQ	Equities	0.18%
FirstEnergy Corp	FE	Equities	0.19%
Ladder Capital Corp	LADR	mREITs	0.19%
New York Mortgage Trust Inc	NYMT	mREITs	0.22%
Macys Inc	M	Equities	0.25%
Select Income REIT	SIR	REITs	0.26%
SPDR Wells Fargo Preferred Stock ETF	PSK	Preferred Stock/Convertible Bonds	0.28%
Apollo Residential Mortgage Inc	AMTG	mREITs	0.28%
SABRA HEALTH CARE REIT INC	SBRA	REITs	0.30%
LyondellBasell Industries NV	LYB	Equities	0.30%
Southern Co/The	SO	Equities	0.31%
Western Asset Mortgage Capital Corp	WMC	mREITs	0.31%
Duke Energy Corp	DUK	Equities	0.32%
Altisource Residential Corp	RESI	mREITs	0.34%
Occidental Petroleum Corp	OXY	Equities	0.34%
Western Digital Corp	WDC	Equities	0.35%
Valero Energy Corp	VLO	Equities	0.35%
Lexington Realty Trust	LXP	REITs	0.35%
General Motors Co	GM	Equities	0.36%
SPDR S&P Emerging Markets Dividend ETF	EDIV	International Equities	0.44%
ConocoPhillips	COP	Equities	0.47%
Capstead Mortgage Corp	CMO	mREITs	0.48%
Government Properties Income Trust	GOV	REITs	0.48%
Philip Morris International Inc	PM	Equities	0.49%
GEO Group Inc	GEO	REITs	0.50%
WP GLIMCHER Inc	WPG	REITs	0.53%

Caterpillar Inc	CAT	Equities	0.53%
PennyMac Mortgage Investment Trust	PMT	mREITs	0.54%
Fifth Street Finance Corp	FSC	BDCs	0.59%
New Mountain Finance Corp	NMFC	BDCs	0.63%
Hercules Technology Growth Capital Inc	HTGC	BDCs	0.63%
ARMOUR Residential REIT Inc	ARR	mREITs	0.65%
Apollo Commercial Real Estate Finance Inc	ARI	mREITs	0.67%
TPG Specialty Lending Inc	TSLX	BDCs	0.68%
CYS Investments Inc	CYS	mREITs	0.70%
Triangle Capital Corp	TCAP	BDCs	0.72%
Hospitality Properties Trust	HPT	REITs	0.77%
BlackRock Kelso Capital Corp	BKCC	BDCs	0.80%
Invesco Mortgage Capital Inc	IVR	mREITs	0.82%
PowerShares Financial Preferred ETF	PGF	Preferred Stock/Convertible Bonds	0.85%
Verizon Communications Inc	VZ	Equities	0.87%
Sunstone Hotel Investors Inc	SHO	REITs	0.87%
Chevron Corp	CVX	Equities	0.90%
AT&T Inc	T	Equities	1.03%
SPDR Barclays Convertible Securities ETF	CWB	Preferred Stock/Convertible Bonds	1.12%
Senior Housing Properties Trust	SNH	REITs	1.13%
Apollo Investment Corp	AINV	BDCs	1.14%
LaSalle Hotel Properties	LHO	REITs	1.14%
Two Harbors Investment Corp	TWO	mREITs	1.25%
Global X SuperDividend ETF	SDIV	International Equities	1.30%
Chimera Investment Corp	CIM	mREITs	1.31%
FS Investment Corp	FSIC	BDCs	1.33%
Hatteras Financial Corp	HTS	mREITs	1.36%
Main Street Capital Corp	MAIN	BDCs	1.38%
SPDR S&P International Dividend ETF	DWX	International Equities	1.46%
VanEck Vectors J.P. Morgan EM	EMLC	Emerging Markets Bonds	1.72%
New Residential Investment Corp	NRZ	mREITs	1.90%
PowerShares Preferred Portfolio	PGX	Preferred Stock/Convertible Bonds	2.07%
WISDOMTREE EMERGING MKTS EQTY INCM FD	DEM	International Equities	2.19%
Prospect Capital Corp	PSEC	BDCs	3.03%
American Capital Agency Corp	AGNC	mREITs	3.35%
Macerich Co	MAC	REITs	3.51%
PowerShares Emerging Markets Sovereign Debt ETF	PCY	Emerging Markets Bonds	3.61%
Ares Capital Corp	ARCC	BDCs	3.80%
iShares International Select Dividend ETF	IDV	International Equities	4.40%
SPDR BARCLAYS CAPITAL HIGH YIELD BOND ET	JNK	High Yield Bonds	6.55%
iShares JPMorgan USD Emerging Markets Bond ETF	EMB	Emerging Markets Bonds	7.38%
iShares US Preferred Stock ETF	PFF	Preferred Stock/Convertible Bonds	8.01%
iShares iBoxx $ High Yield Corporate Bond ETF	HYG	High Yield Bonds	8.26%

* Weights are as of June 30, 2016.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > MLTI

MLTI: X-Links Multi-Asset High Income ETN

The Credit Suisse X-Links Multi-Asset High Income ETNs (such exchange traded notes, the "ETNs" or "MLTI") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the price return version of the NYSE Multi-Asset High Income Index. The price return version of the Index does not reflect the value of reinvested cash dividends or distributions; rather, such cash dividends or distributions on the securities comprising the index, if any, less investor fees and any withholding taxes, are reflected in the variable monthly coupon that may be paid to investors of the ETN. The ETNs are listed on NYSE Arca under the ticker symbol "MLTI". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

MLTI Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Target Weightings | Index Components | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 6.17%

Ex Date	Record Date	Payment Date	Coupon
July 12, 2016	July 14, 2016	July 22, 2016	$0.2462
June 09, 2016	June 13, 2016	June 21, 2016	$0.0965
May 10, 2016	May 12, 2016	May 20, 2016	$0.0817
April 11, 2016	April 13, 2016	April 21, 2016	$0.2488
March 09, 2016	March 11, 2016	March 21, 2016	$0.0803
February 09, 2016	February 11, 2016	February 22, 2016	$0.0261
January 12, 2016	January 14, 2016	January 25, 2016	$0.3418
December 09, 2015	December 11, 2015	December 21, 2015	$0.0791
November 10, 2015	November 13, 2015	November 23, 2015	$0.0926

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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July 2016

CREDIT SUISSE

X-Links Exchange Traded Notes

Expected Schedule for Coupon Payments

(through December 2016)

REML: X-Links™ Monthly Pay 2xLeveraged Mortgage REIT ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (the "ETNs" or "REML"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] REML launched on July 12, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

AMJL: X-Links™ Monthly Pay 2xLeveraged Alerian MLP Index ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (the "ETNs" or "AMJL"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated using a float-adjusted market capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] AMJL launched on May 17, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLPN: X-Links™ Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the "ETNs" or "MLPN"), which are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

GLDI: X-Links™ Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

SLVO: X-Links™ Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLTI: X-Links™ Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the "ETNs" or "MLTI"), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

Selected Investment Considerations

- An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled "Risk Factors" in the applicable pricing supplement.
- The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
- You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
- Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse's ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
- The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
- The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
- We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
- Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

REML: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=REML

AMJL: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=AMJL

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | **Website:** www.credit-suisse.com/etn

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > OIIL

OIIL: X-Links WTI Crude Oil Index ETN

The X-Links WTI Crude Oil Index ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the Bloomberg WTI Crude Oil Total Return Subindex[SM] (the "Index"). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in rolling West Texas Intermediate crude oil futures contracts, plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. The ETNs are listed on NYSE Arca under the ticker symbol "OIIL". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

OIIL Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance

ETN Profile	
CUSIP:	22539T332
Primary Exchange:	NYSE Arca
Inception Date:	February 08, 2016
Maturity Date:	February 08, 2036
Investor Fee[1]:	0.55%, accrued on a daily basis
Underlying Index:	Bloomberg WTI Crude Oil Total Return Subindex[SM]
Index Ticker:	BCOMCLTR

1. In addition to the daily Investor Fee, which reduces the amount of payment at maturity, an Early Redemption Charge per ETN of 0.125% times the Closing Indicative Value on the Early Redemption Date will be charged upon an early redemption at the holder's option.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE X-Links Exchange Traded Notes

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All ETNs

Asset Class

Commodities
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Hybrids
MLPs
REITs

Strategy

Alternative Beta
Commodity Strategies
Income Potential

Home > OIIL

OIIL: X-Links WTI Crude Oil Index ETN

The X-Links WTI Crude Oil Index ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide exposure to the Bloomberg WTI Crude Oil Total Return Subindex[SM] (the "Index"). The Index is intended to reflect the returns that are potentially available through an unleveraged investment in rolling West Texas Intermediate crude oil futures contracts, plus the Treasury Bill rate of interest that could be earned on funds committed to the trading of the underlying contracts. The ETNs are listed on NYSE Arca under the ticker symbol "OIIL". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

OIIL Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance

Data (as of July 12, 2016)

Closing Indicative Value:	$32.63	Market Cap:	$34,188,000
Closing Traded Price:	$32.56	ETNs Outstanding:	1,050,000

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
OIILIV (ETN Indicative Value)*	-5.32%	4.88%	N/A	30.52%	N/A	30.52%
BCOMCLTR	-5.29%	5.01%	23.48%	1.98%	-36.23%	30.81%

Historical performance data is not indicative of future performance of the Bloomberg WTI Crude Oil Total Return Subindex[SM] or of what the value of the ETNs may be. The ETN includes 0.55% p.a. annual investor fee. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (BCOMCLTR):

Performance Periods: 1 Year

Performance of the Bloomberg WTI Crude Oil Total Return Subindex[SM]


Closing Level
260
240
220
200
180
160
140
120
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the historical performance of the Bloomberg WTI Crude Oil Total Return Subindex[SM] for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (OIILIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links™ WTI Crude Oil Index ETN Indicative Value


Closing Level
36
34
32
30
28
26
24
22
01 Mar 2016
01 Apr 2016
01 May 2016
01 Jun 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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REML: X-Links Monthly Pay 2xLeveraged Mortgage REIT ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "REML". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The FTSE NAREIT All Mortgage Capped Index (the "Index") measures the performance of tax-qualified U.S. mREITs with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (the "Index Constituents"), as selected and ranked by the Index Sponsor, FTSE International Limited ("FTSE"), in accordance with the Index methodology. Each Index Constituent must, among other requirements as described therein, be a tax-qualified mREIT that is listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The Index was launched on December 19, 2008 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

REML Related Information

- Factsheet
- Prospectus

Overview | Performance | Index Components | Coupon History

ETN Profile	
CUSIP:	22539T282
Primary Exchange:	NYSE Arca
Inception Date:	July 12, 2016
Maturity Date:	July 11, 2036
Tracking Rate[1]:	0.50% per annum, accrued on a daily basis
Financing Rate[1]:	3-Month LIBOR + 0.80% per annum, accrued on a daily basis
Current Yield:	"Coupon History" Tab
Underlying Index:	FTSE NAREIT All Mortgage Capped Index (price return)
Index Ticker:	FNMRC

1. In addition to the Accrued Tracking Fee (based on the Tracking Rate) and Accrued Financing Charge (based on the Financing Rate), if your ETNs are redeemed directly with Credit Suisse, you will be charged a Redemption Fee. Please see the pricing supplement for disclosure of fees and charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of this ETN in the secondary market.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.

The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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REML: X-Links Monthly Pay 2xLeveraged Mortgage REIT ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "REML". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The FTSE NAREIT All Mortgage Capped Index (the "Index") measures the performance of tax-qualified U.S. mREITs with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (the "Index Constituents"), as selected and ranked by the Index Sponsor, FTSE International Limited ("FTSE"), in accordance with the Index methodology. Each Index Constituent must, among other requirements as described therein, be a tax-qualified mREIT that is listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The Index was launched on December 19, 2008 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

REML Related Information

Factsheet
Prospectus

Overview | Performance | Index Components | Coupon History

X-Links Monthly Performance Update

Data (as of July 12, 2016)

Closing Indicative Value:	$25.00	Market Cap:	$25,000,000
Closing Traded Price:	$25.00	ETNs Outstanding:	1,000,000

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
REMLIV (ETN Indicative Value)*	N/A	N/A	N/A	N/A	N/A	0.00%
FNMRC: FTSE NAREIT All Mortgage Capped Index (Price Return)	-0.40%	6.31%	10.73%	7.78%	-5.56%	0.00%
TFNMRC: FTSE NAREIT All Mortgage Capped Index (Total Return)	2.13%	9.40%	17.39%	14.29%	6.17%	0.00%

Historical performance data is not indicative of future performance of the FTSE NAREIT All Mortgage Capped Index (Price Return) or the FTSE NAREIT All Mortgage Capped Index (Total Return). The ETN includes a 0.50% per annum Tracking Rate, accrued on a daily basis and a 3-Month LIBOR + 0.80% per annum Financing Rate, accrued on a daily basis. The performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (FNMRC):

Performance Periods: 1 Year

FTSE NAREIT All Mortgage Capped Index (Price Return)


Closing Level
850
800
750
700
650
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the FTSE NAREIT All Mortgage Capped Index (Price Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (TFNMRC):

Performance Periods: 6 Months

FTSE NAREIT All Mortgage Capped Index (Total Return)


Closing Level
1800
1700
1600
1500
1400
01 Feb 2016
01 Mar 2016
01 Apr 2016
01 May 2016
01 Jun 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the FTSE NAREIT All Mortgage Capped Index (Total Return) for the period indicated above. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (REMLIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETN Indicative Value



Closing Level
25
25
25
25
25
24 Jun 2016
26 Jun 2016
28 Jun 2016
30 Jun 2016
02 Jul 2016
04 Jul 2016
06 Jul 2016
08 Jul 2016
10 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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REML: X-Links Monthly Pay 2xLeveraged Mortgage REIT ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "REML". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The FTSE NAREIT All Mortgage Capped Index (the "Index") measures the performance of tax-qualified U.S. mREITs with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (the "Index Constituents"), as selected and ranked by the Index Sponsor, FTSE International Limited ("FTSE"), in accordance with the Index methodology. Each Index Constituent must, among other requirements as described therein, be a tax-qualified mREIT that is listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The Index was launched on December 19, 2008 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

REML Related Information

Factsheet
Prospectus

Overview | Performance | Index Components | Coupon History

Index Components

Name	Ticker	Weight* ▲
ZAIS Financial Corp	ZFC	0.17%
Ellington Residential Mortgage REIT	EARN	0.18%
Cherry Hill Mortgage Investment	CHMI	0.22%
Great Ajax	AJX	0.41%
Orchid Island Capital	ORC	0.46%
RAIT Financial Trust	RAS	0.59%
Newcastle Invt Corp	NCT	0.63%
Arbor Realty Trust	ABR	0.65%
Ares Commercial Real Estate	ACRE	0.70%
Dynex Capital	DX	0.71%
Resource Capital	RSO	0.80%
AG Mortgage Investment Trust	MITT	0.82%
Western Asset Mortgage Capital	WMC	0.83%
Apollo Residential Mortgage	AMTG	0.92%
Altisource Residential	RESI	0.95%
Anworth Mortgage Asset	ANH	0.96%
Ladder Capital	LADR	1.30%
New York Mortgage Trust	NYMT	1.44%
iStar Inc.	STAR	1.54%
American Capital Mortgage Investment	MTGE	1.55%

ARMOUR Residential REIT	ARR	1.61%
Hannon Armstrong Sustainable Infrastructure Cap	HASI	1.65%
Redwood Trust	RWT	1.90%
Capstead Mortgage	CMO	2.02%
Apollo Commercial Real Estate Finance	ARI	2.32%
PennyMac Mortgage Investment Trust	PMT	2.44%
CYS Investments	CYS	2.76%
Invesco Mortgage Capital	IVR	3.29%
Hatteras Financial	HTS	3.34%
Colony Capital	CLNY	3.55%
Blackstone Mortgage Trust	BXMT	4.32%
MFA Financial	MFA	4.61%
Chimera Investment	CIM	4.72%
Two Harbors Investment	TWO	4.75%
New Residential Investment Corp.	NRZ	4.93%
Starwood Property Trust Inc.	STWD	8.10%
American Capital Agency Corp.	AGNC	10.93%
Annaly Capital Management	NLY	16.92%

* Weights are as of July 06, 2016.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > REML

REML: X-Links Monthly Pay 2xLeveraged Mortgage REIT ETN

The Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch, that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index. The ETNs may pay a variable monthly coupon linked to the net cash distributions, if any, of the Index Constituents. The ETNs are listed on NYSE Arca under the ticker symbol "REML". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

The FTSE NAREIT All Mortgage Capped Index (the "Index") measures the performance of tax-qualified U.S. mREITs with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (the "Index Constituents"), as selected and ranked by the Index Sponsor, FTSE International Limited ("FTSE"), in accordance with the Index methodology. Each Index Constituent must, among other requirements as described therein, be a tax-qualified mREIT that is listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The Index was launched on December 19, 2008 and, therefore, has no performance history prior to that date.

The ETNs do not guarantee repayment of the investment amount, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

REML Related Information

Factsheet
Prospectus

Overview | Performance | Index Components | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 0%

Ex Date	Record Date	Payment Date	Coupon

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the sum of the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon may vary significantly from month to month. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). Accordingly, the ETN's current yield will change over time. For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CREDIT SUISSE

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

REML: X-Links™ Monthly Pay 2xLeveraged Mortgage REIT ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (the "ETNs" or "REML"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] REML launched on July 12, 2016.
[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

AMJL: X-Links™ Monthly Pay 2xLeveraged Alerian MLP Index ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (the "ETNs" or "AMJL"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated using a float-adjusted market capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] AMJL launched on May 17, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLPN: X-Links™ Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the "ETNs" or "MLPN"), which are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

GLDI: X-Links™ Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

SLVO: X-Links™ Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLTI: X-Links™ Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the "ETNs" or "MLTI"), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

Selected Investment Considerations

- An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled "Risk Factors" in the applicable pricing supplement.
- The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
- You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
- Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse's ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
- The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
- The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
- We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
- Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

REML: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=REML

AMJL: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=AMJL

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | **Website:** www.credit-suisse.com/etn

CREDIT SUISSE X-Links Exchange Traded Notes

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Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Gold Shares Covered Call ETNs (NASDAQ ticker symbol "GLDI") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

SLVO Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Coupon History

ETN Profile	
CUSIP:	22542D449
Primary Exchange:	NASDAQ
Inception Date:	April 16, 2013
Maturity Date:	April 21, 2033
Annual Investor Fee[1]:	0.65%
Current Yield:	"Coupon History" Tab
Underlying Index:	Credit Suisse NASDAQ Silver FLOWS™ 106 Index
Index Ticker:	QSLVO

1. In addition to the Annual Investor Fee, the ETN includes a redemption fee or charge for redemptions or repurchases at the option of the holder. The ETN also includes transaction costs in connection with implementing the index methodology. Such fees, charges and transaction costs may be formula-based and, therefore, not quantifiable. However, such fees, charges and transaction costs materially increase the costs of investing in the ETN. In addition, because of daily compounding, the actual investor fee realized may exceed the stated amount. Please see the pricing supplement for disclosure of fees or charges. Please consult your financial advisor to learn more about the costs associated with the purchase or sale of the ETN.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Gold Shares Covered Call ETNs (NASDAQ ticker symbol "GLDI") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

SLVO Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Coupon History

X-Links Monthly Performance Update

Data (as of July 12, 2016)			
Closing Indicative Value:	$10.67	Market Cap:	$37,785,822
Closing Traded Price:	$10.71	ETNs Outstanding:	3,528,088

Performance (as of July 12, 2016)

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	Since Note Incept.
SLVOIV (ETN Indicative Value)*	4.41%	7.24%	15.84%	16.02%	-0.46%	N/A
QSLVO: Credit Suisse NASDAQ Silver FLOWS™ 106 Index	2.67%	6.42%	14.59%	14.41%	-1.54%	-46.45%

Historical performance data is not indicative of future performance of the Credit Suisse NASDAQ Silver FLOWS™ 106 Index or of what the value of the ETNs may be. The ETN includes 0.65% p.a. annual investor fee.
Historical performance data reflects the price return only and does not include distributions of SLVO nor the distributions of its underlying index, QSLVO. In addition, the performance data does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.
* The "indicative value" referred to above is the Closing Indicative Value on the relevant dates. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Performance Chart (QSLVO):

Performance Periods: 1 Year

Performance of the Credit Suisse NASDAQ Silver FLOWS™ 106 Index


3100
3000
2900
2800
2700
2600
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the Credit Suisse NASDAQ Silver FLOWS^{TM} 106 Index from March 28, 2013 to the present. Historical performance is not indicative of future performance of the Index or of what the value of the ETNs may be. Any historical upward or downward trend in the level of the Index during any period set forth above is not any indication that the Index is more or less likely to increase or decrease at any time over the term of the ETNs. Index performance does not reflect any fees or charges applicable to the ETNs.

Performance Chart (SLVOIV):

Performance Periods: 1 Year

Performance of the Credit Suisse X-Links Silver Shares Covered Call ETN Indicative Value


11
10
10
Closing Level
01 Oct 2015
01 Jan 2016
01 Apr 2016
01 Jul 2016
Date (Source: Bloomberg)

The above chart sets forth the actual historical performance of the ETN indicative value for the period indicated above. Historical performance is not indicative of future performance of the index or the ETN. The historical ETN indicative value should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the ETN. ETN performance does not reflect fees or charges for redemptions or repurchases of the ETNs at the option of the holder.

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Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable pricing supplement, the Prospectus dated May 4, 2015 and Prospectus Supplement dated May 4, 2015 to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. The securities related to the offerings are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

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Home > SLVO

SLVO: X-Links Silver Shares Covered Call ETN

The Credit Suisse X-Links Silver Shares Covered Call ETNs (such exchange traded notes, the "ETNs") are senior, unsecured debt securities issued by Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch that are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index (the "Index"). The Index seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the iShares® Silver Trust ETF (SLV UP) (the "SLV shares") while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components. The ETNs are listed on The Nasdaq Stock Market ("Nasdaq") under the ticker symbol "SLVO". The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in a covered call strategy on SLV shares. The ETNs pay a monthly variable cash coupon based on the notional premiums received from selling the calls.

The ETNs are not principal protected, are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

We also offer the Credit Suisse X-Links Gold Shares Covered Call ETNs (NASDAQ ticker symbol "GLDI") linked to an index that seeks to implement a "covered call" investment strategy by maintaining a notional long position in shares of the SPDR Gold Trust ETF (GLD UP), while notionally selling monthly out-of-the-money call options on that position. The Index replicates notional positions. Holders of the ETNs have no rights in any of the Index components.

SLVO Related Information

Factsheet
Prospectus (including applicable Pricing Supplement)

Overview | Performance | Coupon History

Coupon Payment Schedule

Current Yield (annualized)* 16.48%

Ex Date	Record Date	Payment Date	Coupon
July 18, 2016	July 20, 2016	July 25, 2016	$0.1864
June 20, 2016	June 22, 2016	June 27, 2016	$0.1215
May 18, 2016	May 20, 2016	May 25, 2016	$0.1316
April 18, 2016	April 20, 2016	April 25, 2016	$0.0809
March 18, 2016	March 22, 2016	March 25, 2016	$0.1568
February 18, 2016	February 22, 2016	February 25, 2016	$0.1290
January 15, 2016	January 20, 2016	January 25, 2016	$0.0306
December 18, 2015	December 22, 2015	December 28, 2015	$0.0515
November 18, 2015	November 20, 2015	November 25, 2015	$0.1710
October 19, 2015	October 21, 2015	October 26, 2015	$0.1225
September 18, 2015	September 22, 2015	September 25, 2015	$0.1184
August 18, 2015	August 20, 2015	August 25, 2015	$0.0857
July 20, 2015	July 22, 2015	July 27, 2015	$0.0713
June 18, 2015	June 22, 2015	June 25, 2015	$0.0972
May 18, 2015	May 20, 2015	May 26, 2015	$0.0469
April 20, 2015	April 22, 2015	April 27, 2015	$0.0662
March 18, 2015	March 20, 2015	March 25, 2015	$0.1426
February 18, 2015	February 20, 2015	February 25, 2015	$0.2412
January 16, 2015	January 21, 2015	January 26, 2015	$0.2104

December 18, 2014	December 22, 2014	December 29, 2014	$0.2054
November 18, 2014	November 20, 2014	November 25, 2014	$0.1114
October 20, 2014	October 22, 2014	October 27, 2014	$0.0505
September 18, 2014	September 22, 2014	September 25, 2014	$0.0564
August 18, 2014	August 20, 2014	August 26, 2014	$0.1169
July 18, 2014	July 22, 2014	July 25, 2014	$0.1054
June 18, 2014	June 20, 2014	June 25, 2014	$0.1327
May 19, 2014	May 21, 2014	May 27, 2014	$0.1328
April 17, 2014	April 22, 2014	April 25, 2014	$0.2302
March 18, 2014	March 20, 2014	March 25, 2014	$0.4375
February 19, 2014	February 21, 2014	February 26, 2014	$0.1312
January 17, 2014	January 22, 2014	January 27, 2014	$0.1397
December 18, 2013	December 20, 2013	December 27, 2013	$0.2021
November 18, 2013	November 20, 2013	November 25, 2013	$0.2189
October 18, 2013	October 22, 2013	October 25, 2013	$0.1554
September 18, 2013	September 20, 2013	September 25, 2013	$0.2463
August 19, 2013	August 21, 2013	August 27, 2013	$0.3319
July 18, 2013	July 22, 2013	July 25, 2013	$0.2497
June 18, 2013	June 20, 2013	June 25, 2013	$0.1830
May 20, 2013	May 22, 2013	May 28, 2013	$0.1721

Coupon information is not indicative of future coupons of the ETN.

* "Current Yield (Annualized)" for the ETN equals the sum of the three most recent coupons shown above, multiplied by four (to annualize such coupons), divided by the most recent Closing Indicative Value of the ETN, and rounded to two decimal places for ease of analysis. The Current Yield (Annualized) is not indicative of future coupons, if any, on the ETN. The Current Yield (Annualized) only takes into consideration the three most recent coupons, and is not indicative of what the actual annualized yield may be.

The ETN pays a variable monthly coupon linked to the cash distributions, if any, on the underlying index constituents, less withholding taxes, if any. The amount of such coupon is expected to vary significantly from month to month. Accordingly, the ETN's current yield will change over time. Investors should not rely on individual coupons to calculate the ETN's Current Yield (Annualized). For more information regarding the ETN's coupons, please refer to the ETN's pricing supplement.

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CREDIT SUISSE

X-Links Exchange Traded Notes
Expected Schedule for Coupon Payments
(through December 2016)

REML: X-Links™ Monthly Pay 2xLeveraged Mortgage REIT ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Mortgage REIT ETNs (the "ETNs" or "REML"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated by FTSE and its price return version is disseminated real-time under the Bloomberg ticker symbol "FNMRC" and the Reuters instrument code ".FTFNMRC". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] REML launched on July 12, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

AMJL: X-Links™ Monthly Pay 2xLeveraged Alerian MLP Index ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Monthly Pay 2xLeveraged Alerian MLP Index ETNs (the "ETNs" or "AMJL"), that provide a monthly compounded 2x leveraged long exposure to the price return version of the Alerian MLP Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the net cash distributions, if any, of the Index Constituents. The Index is calculated using a float-adjusted market capitalization-weighted methodology and its price return version is disseminated real-time under the ticker symbol "AMZ". The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month[1]	Ex-Coupon Date	Record Date	Payment Date[2]
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] AMJL launched on May 17, 2016.

[2] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLPN: X-Links™ Cushing® MLP Infrastructure ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Cushing® MLP Infrastructure ETNs (the "ETNs" or "MLPN"), which are linked to the return of the Cushing® 30 MLP Index (the "Index"). The ETNs provide income potential in the form of a variable quarterly coupon payment linked to the cash distributions paid on the constituent MLPs in the Index, as reduced by the investor fee. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
February/March 2016	February 25	February 29	March 8
May/June 2016	May 25	May 27	June 7
August/September 2016	August 24	August 26	September 6
November/December 2016	November 25	November 29	December 7

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

GLDI: X-Links™ Gold Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Gold Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Gold FLOWS™ (Formula-Linked OverWrite Strategy) 103 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the SPDR® Gold Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

SLVO: X-Links™ Silver Shares Covered Call ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Silver Shares Covered Call ETN (the "ETNs"), which are linked to the return of the Credit Suisse NASDAQ Silver FLOWS™ (Formula-Linked OverWrite Strategy) 106 Index. The ETNs provide income potential based on notional option premiums received from the sale of monthly call options on shares of the iShares® Silver Trust. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 15	January 20	January 25
February 2016	February 18	February 22	February 25
March 2016	March 18	March 22	March 25
April 2016	April 18	April 20	April 25
May 2016	May 18	May 20	May 25
June 2016	June 20	June 22	June 27
July 2016	July 18	July 20	July 25
August 2016	August 18	August 22	August 25
September 2016	September 19	September 21	September 26
October 2016	October 18	October 20	October 25
November 2016	November 17	November 21	November 25
December 2016	December 19	December 21	December 27

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

MLTI: X-Links™ Multi-Asset High Income ETN

The table provides the expected schedule for coupon payments, if any, on the Credit Suisse X-Links Multi-Asset High Income ETNs (the "ETNs" or "MLTI"), which provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the "Index"). The ETNs provide income potential in the form of a variable monthly coupon payment linked to the cash distributions, if any, on a basket of up to 120 publicly-traded securities that historically have paid high dividends or distributions, less investor fees and any withholding taxes. The table provides the expected schedule for coupon payments through December of 2016 (assuming the ETNs are not redeemed or accelerated prior to such date). The dates listed are subject to adjustment in the event of market disruption events. The ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the ETNs.

Month	Ex-Coupon Date	Record Date	Payment Date[1]
January 2016	January 12	January 14	January 25
February 2016	February 9	February 11	February 22
March 2016	March 9	March 11	March 21
April 2016	April 11	April 13	April 21
May 2016	May 10	May 12	May 20
June 2016	June 9	June 13	June 21
July 2016	July 12	July 14	July 22
August 2016	August 9	August 11	August 19
September 2016	September 12	September 14	September 22
October 2016	October 12	October 14	October 24
November 2016	November 9	November 14	November 22
December 2016	December 9	December 13	December 21

[1] The applicable coupon payment will be made to the holder of record on the immediately preceding Record Date.

See "Selected Investment Considerations" and information where you can obtain the relevant pricing supplements on page 7.

Continued on next page

Selected Investment Considerations

- An investment in ETNs involves significant risks. The selected investment considerations herein are not intended as a complete description of all risks associated with ETNs. For further information regarding risks related to the ETNs, please see the section entitled "Risk Factors" in the applicable pricing supplement.
- The ETNs do not have a minimum payment at maturity or minimum payment upon redemption or acceleration and are fully exposed to any decline in the applicable index. Furthermore, the return at maturity or upon redemption or acceleration will be reduced by the notional transaction costs in connection with the implementation of the applicable index strategy and fees and charges associated with the ETNs and the relevant index. Therefore, in order to receive at least your initial investment in the ETNs, the value of the index components, if applicable, and the level of the underlying index must increase by an amount sufficient to offset the applicable costs, fees and charges.
- You will not receive fixed periodic interest payments on any of the ETNs. Certain ETNs may provide for the payment of periodic coupons. The amount of any such coupon will vary and could be zero.
- Although the return on the ETNs will be based on the performance of the applicable index, the payment of any amount due on the ETNs, including any payment upon redemption, acceleration or at maturity and any coupon payments, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse's ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.
- The ETNs are not a direct or indirect investment in any of the underlying indices or any components thereof, and there is no assurance that the strategy on which the underlying indices is based will be successful. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
- The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which investors can buy or sell the ETNs in the secondary market. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value. Investors can compare the trading price of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time.
- We have the right to repurchase or accelerate the ETNs, as applicable, during the term of the ETNs. The amount you may receive upon a repurchase or acceleration by Credit Suisse, as applicable, may be less than the amount you would receive on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.
- Tax consequences of the ETNs are uncertain and potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ETNs.

Pricing Supplements and Addendums

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of securities. Before you invest, you should read the applicable Pricing Supplement, the Prospectus Supplement dated May 4, 2015 and the Prospectus dated May 4, 2015, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling +1 800 320 1225.

The relevant Pricing Supplement and Pricing Supplement Addendum, as applicable, for each ETN can be obtained at the following links:

REML: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=REML

AMJL: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=AMJL

MLPN: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLPN

Pricing Supplement Addendum: https://notes.credit-suisse.com/csfbnoteslogin/etn/addendum.asp?Ticker=MLPN

GLDI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=GLDI

SLVO: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=SLVO

MLTI: https://notes.credit-suisse.com/csfbnoteslogin/etn/prospectus.asp?Ticker=MLTI

For more information, please contact us:

Phone: 800-320-1225 | Email: ETN.Desk@credit-suisse.com | **Website:** www.credit-suisse.com/etn